UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2004

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and industry overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On July 28, 2004, the Company issued the following press release:

Tidewater Reports First Quarter Results For Fiscal 2005

NEW ORLEANS, July 28, 2004 — Tidewater Inc. (NYSE:TDW) announced today first quarter net earnings for the period ended June 30, 2004, of $12.9 million, or $.23 per share, on revenues of $158.1 million. For the same quarter last year, net earnings were $18 million, or $.32 per share, on revenues of $164.8 million. The immediately preceding quarter ended March 31, 2004, experienced a net loss of $7 million, or $.12 per share, on revenues of $154.2 million and included a non-cash impairment charge of $26.5 million ($17.2 million after tax, or $.30 per share) relating to 83 older Gulf of Mexico supply vessels.

As previously announced, Tidewater will hold a conference call to discuss June quarter earnings on Wednesday, July 28, at 8:30 a.m. CDST promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 11:30 a.m. CDST on July 28, 2004, and will continue until 11:59 p.m. CDST on July 29, 2004. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 8576067.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. Website, www.tdw.com, and at the CCBN Website, www.streetevents.com. The online replay will be available until August 28, 2004.

Tidewater Inc. owns and operates over 560 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

Contact: Keith Lousteau (504) 568-1010

Financial information is displayed on the next page

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TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Three Months Ended June 30,
	2004	2003
Revenues:
Vessel revenues	$149,794	160,336
Other marine revenues	8,323	4,474

	158,117	164,810

Costs and expenses:
Vessel operating costs	98,564	98,317
Costs of other marine revenues	6,814	3,180
Depreciation and amortization	23,925	24,121
General and administrative	17,602	16,269
Gain on sales of assets	(6,433)	(2,286)

	140,472	139,601

	17,645	25,209
Other income (expenses):
Foreign exchange gain (loss)	437	(488)
Equity in net earnings of unconsolidated companies	1,693	1,793
Minority interests	(40)	(57)
Interest and miscellaneous income	581	714
Interest and other debt costs	(1,374)	(240)

	1,297	1,722

Earnings before income taxes	18,942	26,931
Income taxes	6,061	8,887

Net earnings	$12,881	18,044

Earnings per common share	$.23	.32

Diluted earnings per common share	$.23	.32

Weighted average common shares outstanding	56,900,905	56,620,317
Incremental common shares from stock options	62,046	145,058

Adjusted weighted average common shares	56,962,951	56,765,375

Cash dividends declared per common share	$.15	.15

See Notes to Unaudited Condensed Consolidated Financial Statements.

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TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	June 30, 2004	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$14,033	17,636
Trade and other receivables, net	164,778	165,762
Marine operating supplies	40,405	37,919
Other current assets	8,393	3,320

Total current assets	227,609	224,637

Investments in, at equity, and advances to unconsolidated companies	33,270	33,722
Properties and equipment:
Vessels and related equipment	2,252,873	2,195,863
Other properties and equipment	41,223	41,494

	2,294,096	2,237,357
Less accumulated depreciation	906,133	894,863

Net properties and equipment	1,387,963	1,342,494

Goodwill	328,754	328,754
Other assets	155,962	152,183

Total assets	$2,133,558	2,081,790

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	74,903	59,788
Accrued property and liability losses	9,222	9,125
Income taxes	1,647	3,139

Total current liabilities	85,772	72,052

Long-term debt	365,000	325,000
Deferred income taxes	217,285	211,982
Accrued property and liability losses	31,878	31,031
Other liabilities and deferred credits	62,626	75,615
Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 60,633,245 shares at June and 60,699,438 shares at March	6,063	6,070
Other stockholders’ equity	1,364,934	1,360,040

Total stockholders’ equity	1,370,997	1,366,110

Total liabilities and stockholders’ equity	$2,133,558	2,081,790

See Notes to Unaudited Condensed Consolidated Financial Statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau
Executive Vice President and Chief Financial Officer

Date: July 28, 2004

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